Exhibit 99.1

July 25, 2018
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2018 Revenue and Earnings

Key Financial Highlights

	Quarter-to-Date June 30, (1)
	2018	2017	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,331,683	$273,243	387.4%
Revenue, excluding fuel surcharge	$1,169,748	$247,022	373.5%
Operating income	$124,242	$28,410	337.3%
Adjusted Operating Income (2)	$134,929	$32,588	314.0%
Net income attributable to Knight-Swift	$91,323	$17,970	408.2%
Adjusted Net Income Attributable to Knight-Swift (2)	$99,632	$20,577	384.2%
Earnings per diluted share	$0.51	$0.22	131.8%
Adjusted EPS (2)	$0.56	$0.25	124.0%
_________________

(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America's largest truckload transportation company, today reported second quarter 2018 net income attributable to Knight-Swift of $91.3 million and Adjusted Net Income Attributable to Knight-Swift of $99.6 million. Our earnings per diluted share were $0.51 for the second quarter of 2018 and $0.22 for the second quarter of 2017. Our Adjusted EPS was $0.56 for the second quarter of 2018 and $0.25 for the second quarter of 2017. The second quarter effective tax rate decreased to 22.9% in 2018, compared to 37.6% in 2017, primarily as a result of the Tax Cuts and Jobs Act of 2017, and increased sequentially from 21.2% in the first quarter of 2018.
Total revenue increased 387.4% to $1.3 billion for the second quarter of 2018 from $273.2 million for the second quarter of 2017. Revenue, excluding fuel surcharge, increased 373.5% to $1.2 billion for the second quarter of 2018 from $247.0 million for the second quarter of 2017. Increases in revenue, excluding fuel surcharge, of 31.5% and 44.7% in our Knight Trucking and Knight Logistics segments, respectively, as well as the merger between Knight and Swift and our acquisition of Abilene Motor Express, Inc. ("Abilene") contributed to an increase in revenue compared to the prior year.
Operating income increased 337.3% to $124.2 million for the second quarter of 2018 from $28.4 million for the second quarter of 2017. Adjusted Operating Income increased 314.0% to $134.9 million for the second quarter of 2018 from $32.6 million for the second quarter of 2017. Improvements in Adjusted Operating Income of 90.1% and 55.1% in our Knight Trucking and Knight Logistics segments, respectively, as well as Swift's second quarter 2018 Adjusted Operating Income, including non-reportable segments, of $73.9 million, and Abilene's continuous improvement in operating margins since the acquisition date, led to the earnings growth.
Knight Trucking, Swift Truckload, and Swift Dedicated comprised approximately 80% (or 15,300 tractors) of our asset-based trucking business and are performing well, operating on a combined basis at an 83.8% Adjusted Operating Ratio during the second quarter of 2018. Swift Intermodal continues to show sequential and year-over-year improvements since the merger between Knight and Swift. Additionally, Knight Logistics continues to grow load count as well as operating income. We have a team working on identified opportunities to improve profitability within our Swift Refrigerated segment, and we expect to make progress in the second half of 2018.

The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on June 1, 2018, which was paid on June 27, 2018.

Segment Financial Performance

Knight Transportation (1)	Quarter-to-Date June 30,
	2018	2017	Change
	(Dollars in thousands)
Knight Trucking:
Revenue, excluding fuel surcharge and intersegment transactions	$255,224	$194,049	31.5%
Operating income	$56,582	$25,762	119.6%
Adjusted Operating Income (2)	$56,925	$29,940	90.1%
Operating ratio	80.8%	88.3%	(750	bps)
Adjusted Operating Ratio (2)	77.7%	84.6%	(690	bps)

Knight Logistics:
Revenue, excluding intersegment transactions	$76,639	$52,973	44.7%
Operating income	$4,108	$2,648	55.1%
Operating ratio	94.8%	95.2%	(40	bps)
Adjusted Operating Ratio (2)	94.6%	95.0%	(40	bps)
_________________

(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

Knight Trucking Segment — During the second quarter of 2018, the Knight Trucking segment produced an Adjusted Operating Ratio of 77.7% compared to 84.6% for the same quarter last year, resulting in a 90.1% improvement in Adjusted Operating Income. The strong freight market and tight capacity supported increases in both contract and non-contract rates throughout the quarter. Average revenue per tractor increased 24.1% as a result of a 20.9% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions, and a 3.9% improvement in miles per tractor, compared to the prior year quarter. As a result of these improvements and a 6.0% increase in average tractor count, revenue, excluding fuel surcharge and intersegment transactions, increased 31.5%. The 2018 results include the results of Abilene.
Knight Logistics Segment — Our Knight Logistics segment consists of brokerage, intermodal, and other logistics services. Adjusted Operating Ratio in the Knight Logistics segment improved to 94.6% in the second quarter of 2018 from 95.0% in the second quarter of 2017. The Knight Logistics segment's revenue, excluding intersegment transactions, increased by 44.7%, contributing to a 55.1% improvement in operating income. Brokerage revenue increased by 45.4% in the second quarter of 2018 when compared to the same quarter in 2017, as revenue per load increased 26.6% and load volumes increased by 14.8%. Brokerage gross margin percentage for the quarter was slightly down year-over-year, as the revenue per load increase was offset by an increase in purchased transportation costs.

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Swift Transportation (1)	Quarter-to-Date June 30, 2018
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
Revenue, excluding fuel surcharge	$363,066	$141,993	$180,834	$94,730
Operating income	$45,787	$20,691	$3,597	$4,166
Operating ratio	89.1%	87.1%	98.2%	96.3%
Adjusted Operating Ratio (2)	87.4%	85.4%	98.0%	95.6%
_________________

(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the second quarter of 2018, our two largest segments (based on average tractor count), Swift Truckload and Swift Dedicated, achieved an Adjusted Operating Ratio of 87.4% and 85.4%, respectively, which is a notable improvement from historical performance within these segments. Additionally, we continue to see meaningful improvement in our operating profitability within our Swift Truckload, Swift Dedicated, and Swift Intermodal segments, as a result of our focus on expanding our margins by improving our revenue per tractor and revenue per container while executing on cost control. We have made progress in certain areas of our Swift Refrigerated segment, however, this segment is underperforming. We believe that we have identified the issues within this segment and we have a team working on identified opportunities that we believe will support improved results beginning in the second half of 2018.
Improving safety has been a high priority, and we believe that the initiatives we have implemented are leading to positive trends in our safety metrics. The challenging driver-sourcing market remains the biggest headwind faced by our industry; however, we believe our efforts to address the associated pressures from this headwind have not compromised our priority of improving safety.
Average tractor count decreased sequentially by 658 units across the Swift fleet during the second quarter, as a result of the difficult driver sourcing environment and exiting several underperforming refrigerated and dedicated accounts. The Swift fleet ended the quarter with approximately 14,700 operational tractors, and we believe we are close to stabilizing the tractor count for the back half of the year.
Swift Truckload Segment — Our average revenue per tractor increased 8.8% in our Swift Truckload segment compared to the same quarter of 2017. This increase was primarily driven by a 14.7% increase in revenue, excluding fuel surcharge, per loaded mile as a result of year-over-year improvements in both our contract and non-contract rates, partially offset by a 3.8% decrease in miles per tractor. Over the last several quarters we have emphasized our focus on improving revenue per tractor, which has led to a change in our freight mix, a shorter length of haul, and fewer miles per tractor. The Swift Truckload segment's Adjusted Operating Ratio was 87.4% for the second quarter of 2018, which represents a meaningful year-over-year improvement in both Adjusted Operating Ratio and Adjusted Operating Income.
Swift Dedicated Segment — Our average revenue per tractor within our Swift Dedicated segment increased 3.5% in the second quarter of 2018, compared to the same quarter of 2017. This increase was predominately related to the 4.4% increase in our contract rates, partially offset by a slight decrease in miles per tractor year over year. The Swift Dedicated segment's Adjusted Operating Ratio was 85.4% in the second quarter of 2018.
Swift Refrigerated Segment — Our average revenue per tractor within our Swift Refrigerated segment decreased 6.7% in the second quarter of 2018, compared to the same quarter of 2017. Our revenue, excluding fuel surcharge, per loaded mile increased 3.7%, but was offset by a 10.8% decrease in miles per tractor, as a result of an increase in unmanned trucks. As noted above, we have identified opportunities for improvement and have a team working on solutions that we believe will support improved results beginning in the second half of 2018.
Swift Intermodal Segment — Our second quarter Adjusted Operating Ratio was 95.6% for the Swift Intermodal segment, reflecting meaningful year-over-year improvement in this segment. These results were largely driven by our improved container turns and a 16.6% year-over-year increase in revenue, excluding fuel surcharge, per container in the second quarter of 2018. Load count increased 11.7% while average revenue per load increased 4.3%.

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Consolidated Liquidity and Capital Resources

Cash Flow Sources (Uses) (1)

	Year-to-Date June 30,		Change
	2018	2017
	(In thousands)
Net cash provided by operating activities	$375,912	$120,914	$254,998
Net cash used in investing activities	(232,564)	(16,345)	(216,219)
Net cash used in financing activities	(126,769)	(23,795)	(102,974)
Net increase in cash, restricted cash, and equivalents(2)	$16,579	$80,774	$(64,195)
Net capital expenditures	$(121,386)	$(22,587)	$(98,799)
_________________

(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)
"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the consolidated balance sheets.

Liquidity and Capitalization — As of June 30, 2018, we had $770.2 million of unrestricted cash and available liquidity and $5.4 billion of stockholders' equity. Since December 31, 2017, we have decreased the face value of our net debt by $151.2 million to $743.7 million as of June 30, 2018, even while acquiring Abilene in 2018. We remain committed to reducing leverage and further strengthening our balance sheet, which we believe will position the company for success in a changing environment and to be able to pursue further opportunities for organic growth and growth through acquisition. Also, over the the last twelve months ended June 30, 2018, we returned $37.2 million in quarterly dividends to our stockholders.
During the second quarter, our board of directors authorized a share repurchase program of up to $250.0 million. We plan to monitor the price of our stock relative to our expectations and historical valuation levels and will be active where we see opportunities. We will manage any repurchase activity in light of leverage levels and growth opportunities for organic growth and growth through acquisition. We believe our current balance sheet positions us to have the flexibility to be opportunistic buyers of our stock while continuing to invest in future growth opportunities.

Equipment and Capital Expenditures — Gain on sale of revenue equipment was $9.1 million in the second quarter of 2018, compared to $0.8 million in the same quarter of 2017, which does not include the $3.4 million gain reported by Swift in the second quarter of 2017. A year-over-year increase in trailer sales contributed to the improvement in our gain on sale of revenue equipment, as we focused on right-sizing our trailer-to-tractor ratio. Capital expenditures, net of disposal proceeds, were $114.3 million in the second quarter of 2018, while the average ages of the Knight and Swift tractor fleets were 2.6 years and 2.5 years, respectively.
We expect that net capital expenditures will be in the range of $525.0 – $575.0 million in 2018, primarily representing replacements of existing tractors and trailers. As noted in the previous quarter, this range reflects a change in the composition of capital expenditure funding from Swift's historical practices. We plan to fund more purchases with cash and on-balance-sheet financing through our revolver and to use less off-balance-sheet leasing compared to Swift's past practice. While this may cause the reported cash expenditures to be significantly higher, the aggregate purchases of equipment and their related life cycles are not expected to change meaningfully.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Conference Call
The company will hold a conference call on July 25, 2018, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended June 30, 2018. The dial-in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company's website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knight-swift.com/events, "Second Quarter 2018 Conference Call Presentation."

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," 'is," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	any statement of plans, strategies, and objectives of management for future operations,

•	any statements concerning proposed acquisition plans, new services or developments,

•	any statements regarding future economic or industry conditions or performance, and

•	any statements of belief and any statements of assumptions underlying any of the foregoing.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:

•	the ability of our infrastructure to support future growth, whether we grow organically or through potential acquisitions,

•	the future impact of the 2017 Merger, including achievement of anticipated synergies,

•	the flexibility of our model to adapt to market conditions,

•	our ability to recruit and retain qualified driving associates,

•	future safety performance,

•	future dedicated and refrigerated performance,

•	our ability to gain market share,

•	our ability and desire to expand our brokerage and intermodal operations,

•	future equipment prices, our equipment purchasing plans, and our equipment turnover (including expected tractor trade-ins),

•	our ability to sublease equipment to independent contractors,

•	the impact of pending legal proceedings,

•	the expected freight environment, including freight demand and volumes,

•	economic conditions, including future inflation and consumer spending,

•	our ability to obtain favorable pricing terms from vendors and suppliers,

•	expected liquidity and methods for achieving sufficient liquidity,

•	future fuel prices,

•	future expenses and our ability to control costs,

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•	future third-party service provider relationships and availability,

•	future contracted pay rates with independent contractors and compensation arrangements with driving associates,

•	our expected need or desire to incur indebtedness,

•	expected sources of liquidity for capital expenditures and allocation of capital,

•	expected capital expenditures,

•	future mix of owned versus leased revenue equipment,

•	future asset utilization,

•	future capital requirements,

•	future return on capital,

•	future tax rates,

•	our intention to pay dividends in the future,

•	future share repurchases,

•	future trucking industry capacity,

•	future rates,

•	future depreciation and amortization,

•	expected tractor and trailer fleet age,

•	political conditions and regulations, including future changes thereto,

•	future purchased transportation expense, and

•	others.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Financial Statements

Condensed Consolidated Income Statements (Unaudited) (1)

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenue:
Revenue, excluding fuel surcharge	$1,169,748	$247,022	$2,293,920	$492,002
Fuel surcharge	161,935	26,221	308,895	52,423
Total revenue	1,331,683	273,243	2,602,815	544,425
Operating expenses:
Salaries, wages, and benefits	371,405	79,944	733,078	162,454
Fuel	162,969	33,719	307,785	68,952
Operations and maintenance	88,278	20,596	173,298	41,249
Insurance and claims	53,126	8,294	112,274	16,865
Operating taxes and licenses	22,671	4,615	45,821	9,046
Communications	5,450	1,018	10,742	2,204
Depreciation and amortization of property and equipment	95,748	29,246	189,611	58,803
Amortization of intangibles	10,687	125	21,196	250
Rental expense	47,703	1,228	100,578	2,551
Purchased transportation	335,712	58,299	659,995	116,924
Miscellaneous operating expenses	13,692	3,571	30,451	9,901
Merger-related costs	—	4,178	—	4,178
Total operating expenses	1,207,441	244,833	2,384,829	493,377
Operating income	124,242	28,410	217,986	51,048
Interest income	730	130	1,302	189
Interest expense	(7,132)	(54)	(13,896)	(136)
Other income, net	1,005	601	3,160	1,322
Other (expense) income, net	(5,397)	677	(9,434)	1,375
Income before income taxes	118,845	29,087	208,552	52,423
Income tax expense	27,217	10,828	46,192	19,058
Net income	91,628	18,259	162,360	33,365
Net income attributable to noncontrolling interest	(305)	(289)	(673)	(518)
Net income attributable to Knight-Swift	$91,323	$17,970	$161,687	$32,847

Earnings per share:
Basic	$0.51	$0.22	$0.91	$0.41
Diluted	$0.51	$0.22	$0.90	$0.40

Dividends declared per share:	$0.06	$0.06	$0.12	$0.12

Weighted average shares outstanding:
Basic	178,451	80,520	178,307	80,416
Diluted	179,398	81,349	179,321	81,276
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(1)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited) (1)

	June 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$115,494	$76,649
Cash and cash equivalents – restricted	50,714	73,657
Restricted investments, held to maturity, amortized cost	21,498	22,232
Trade receivables, net of allowance for doubtful accounts of $13,430 and $14,829, respectively	598,850	574,265
Prepaid expenses	58,438	58,525
Assets held for sale	36,274	25,153
Income tax receivable	30,036	55,114
Other current assets	30,028	37,612
Total current assets	941,332	923,207
Property and equipment, net	2,403,491	2,384,221
Goodwill	2,917,584	2,887,867
Intangible assets, net	1,442,707	1,440,903
Other long-term assets	48,627	47,244
Total assets	$7,753,741	$7,683,442

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$141,465	$119,867
Accrued payroll and purchased transportation	126,388	107,017
Accrued liabilities	155,249	186,379
Claims accruals – current portion	152,243	147,285
Capital lease obligations and long-term debt – current portion	65,876	49,002
Total current liabilities	641,221	609,550
Revolving line of credit	120,000	125,000
Long-term debt – less current portion	364,473	364,771
Capital lease obligations – less current portion	93,302	127,132
Accounts receivable securitization	215,000	305,000
Claims accruals – less current portion	213,101	206,144
Deferred tax liabilities	684,595	679,077
Other long-term liabilities	25,665	26,398
Total liabilities	2,357,357	2,443,072
Stockholders’ equity:
Common stock	1,786	1,780
Additional paid-in capital	4,232,672	4,219,214
Retained earnings	1,159,687	1,016,738
Total Knight-Swift stockholders' equity	5,394,145	5,237,732
Noncontrolling interest	2,239	2,638
Total stockholders’ equity	5,396,384	5,240,370
Total liabilities and stockholders’ equity	$7,753,741	$7,683,442
_________________

(1)	The reported balances include the balances of Abilene as of June 30, 2018.

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Segment Operating Statistics (Unaudited)

	Quarter-to-Date June 30,				Year-to-Date June 30,
	2018	2017	Change		2018	2017	Change
Knight Trucking (4)
Average revenue per tractor (1)	$52,353	$42,176	24.1%		$100,824	$83,335	21.0%
Non-paid empty miles percentage	13.5%	12.5%	100	bps	13.3%	12.5%	80	bps
Average length of haul (miles)	498	488	2.0%		496	493	0.6%
Average tractors	4,875	4,601	6.0%		4,730	4,638	2.0%
Average trailers	13,758	12,310	11.8%		13,156	12,377	6.3%

Knight Logistics (4)
Revenue per load – Brokerage only (2)	$1,627	$1,285	26.6%		$1,601	$1,254	27.7%
Gross margin – Brokerage only	13.7%	14.3%	(60	bps)	14.1%	14.2%	(10	bps)

Swift Truckload
Average revenue per tractor (3)	$48,584	$44,674	8.8%		$93,627	$87,594	6.9%
Non-paid empty miles percentage	12.8%	11.4%	140	bps	12.6%	11.5%	110	bps
Average length of haul (miles)	578	598	(3.3%)		585	601	(2.7%)
Average tractors	7,473	9,844	(24.1%)		7,844	9,925	(21.0%)
Average trailers	30,594	35,470	(13.7%)		31,860	35,736	(10.8%)

Swift Dedicated
Average revenue per tractor (3)	$47,729	$46,136	3.5%		$92,249	$90,655	1.8%
Non-paid empty miles percentage	19.4%	18.5%	90	bps	18.8%	18.6%	20	bps
Average length of haul (miles)	183	179	2.2%		186	180	3.3%
Average tractors	2,975	3,106	(4.2%)		3,006	3,090	(2.7%)
Average trailers	14,787	14,920	(0.9%)		15,000	14,844	1.1%

Swift Refrigerated
Average revenue per tractor (3)	$46,061	$49,368	(6.7%)		$93,293	$96,812	(3.6%)
Non-paid empty miles percentage	6.8%	7.5%	(70	bps)	7.0%	7.5%	(50	bps)
Average length of haul (miles)	398	406	(2.0%)		394	411	(4.1%)
Average tractors	3,926	3,399	15.5%		3,867	3,405	13.6%
Average trailers	3,683	4,362	(15.6%)		3,895	4,429	(12.1%)

Swift Intermodal
Average revenue per load (3)	$1,922	$1,843	4.3%		$1,895	$1,856	2.1%
Load count	49,277	44,135	11.7%		96,653	84,801	14.0%
Average tractors	621	503	23.5%		600	500	20.0%
Average containers	9,119	9,130	(0.1%)		9,120	9,130	(0.1%)
____________

(1)	Computed with revenue, excluding fuel surcharge and intersegment transactions

(2)	Computed with revenue, excluding intersegment transactions

(3)	Computed with revenue, excluding fuel surcharge

(4)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted EPS," and "Adjusted Operating Ratio," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,331,683	$273,243	$2,602,815	$544,425
Total operating expenses	(1,207,441)	(244,833)	(2,384,829)	(493,377)
Operating income	$124,242	$28,410	$217,986	$51,048
Operating ratio	90.7%	89.6%	91.6%	90.6%

Non-GAAP Presentation
Total revenue	$1,331,683	$273,243	$2,602,815	$544,425
Fuel surcharge	(161,935)	(26,221)	(308,895)	(52,423)
Revenue, excluding fuel surcharge	1,169,748	247,022	2,293,920	492,002

Total operating expenses	1,207,441	244,833	2,384,829	493,377
Adjusted for:
Fuel surcharge	(161,935)	(26,221)	(308,895)	(52,423)
Amortization of intangibles (3)	(10,687)	—	(21,196)	—
Merger-related costs (4)	—	(4,178)	—	(4,178)
Adjusted Operating Expenses	1,034,819	214,434	2,054,738	436,776
Adjusted Operating Income	$134,929	$32,588	$239,182	$55,226
Adjusted Operating Ratio	88.5%	86.8%	89.6%	88.8%
____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

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(3)
"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger and historical Knight acquisitions. Certain data necessary to complete the purchase price allocation for the 2017 Merger and Abilene Acquisition is open for adjustments during the measurement periods, and includes, but is not limited to, finalization of certain contingent liabilities and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed and assessment of other tax-related items. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

(4)	During the second quarter of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS (1) (2)

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$91,323	$17,970	$161,687	$32,847
Adjusted for:
Income tax expense attributable to Knight-Swift	27,217	10,828	46,192	19,058
Income before income taxes attributable to Knight-Swift	118,540	28,798	207,879	51,905
Amortization of intangibles (3)	10,687	—	21,196	—
Merger-related costs (4)	—	4,178	—	4,178
Adjusted income before income taxes	129,227	32,976	229,075	56,083
Provision for income tax expense at effective rate	(29,595)	(12,399)	(50,738)	(20,629)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$99,632	$20,577	$178,337	$35,454
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
GAAP: Earnings per diluted share	$0.51	$0.22	$0.90	$0.40
Adjusted for:
Income tax expense attributable to Knight-Swift	0.15	0.13	0.26	0.23
Income before income taxes attributable to Knight-Swift	0.66	0.35	1.16	0.64
Amortization of intangibles (3)	0.06	—	0.12	—
Merger-related costs (4)	—	0.05	—	0.05
Adjusted income before income taxes	0.72	0.41	1.28	0.69
Provision for income tax expense at effective rate	(0.16)	(0.15)	(0.28)	(0.25)
Non-GAAP: Adjusted EPS	$0.56	$0.25	$0.99	$0.44
____________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted net income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

(2)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (2).

(3)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (3).

(4)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (4).

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

Knight Trucking Segment	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$294,699	$220,323	$549,667	$439,013
Total operating expenses	(238,117)	(194,561)	(452,287)	(392,991)
Operating income	$56,582	$25,762	$97,380	$46,022
Operating ratio	80.8%	88.3%	82.3%	89.5%
Non-GAAP Presentation
Total revenue	$294,699	$220,323	$549,667	$439,013
Fuel surcharge	(39,421)	(26,221)	(72,695)	(52,423)
Intersegment transactions	(54)	(53)	(73)	(81)
Revenue, excluding fuel surcharge and intersegment transactions	255,224	194,049	476,899	386,509

Total operating expenses	238,117	194,561	452,287	392,991
Adjusted for:
Fuel surcharge	(39,421)	(26,221)	(72,695)	(52,423)
Intersegment transactions	(54)	(53)	(73)	(81)
Amortization of intangibles (3)	(343)	—	(508)	—
Merger-related costs (4)	—	(4,178)	—	(4,178)
Adjusted Operating Expenses	198,299	164,109	379,011	336,309
Adjusted Operating Income	$56,925	$29,940	$97,888	$50,200
Adjusted Operating Ratio	77.7%	84.6%	79.5%	87.0%

Knight Logistics Segment	Quarter-to-Date June 30,		Year-to-Date June 30,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$78,434	$54,867	$145,611	$109,055
Total operating expenses	(74,326)	(52,219)	(137,921)	(104,029)
Operating income	$4,108	$2,648	$7,690	$5,026
Operating ratio	94.8%	95.2%	94.7%	95.4%
Non-GAAP Presentation
Total revenue	$78,434	$54,867	$145,611	$109,055
Intersegment transactions	(1,795)	(1,894)	(3,175)	(3,562)
Revenue, excluding intersegment transactions	76,639	52,973	142,436	105,493

Total operating expenses	74,326	52,219	137,921	104,029
Adjusted for:
Intersegment transactions	(1,795)	(1,894)	(3,175)	(3,562)
Adjusted Operating Expenses	72,531	50,325	134,746	100,467
Adjusted Operating Income	$4,108	$2,648	$7,690	$5,026
Adjusted Operating Ratio	94.6%	95.0%	94.6%	95.2%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to the Abilene Acquisition, in accordance with the accounting treatment applicable to the transaction.

(3)	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.

(4)	During the second quarter of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued (1)

Swift Transportation	Quarter-to-Date June 30, 2018
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(Dollars in thousands)
Total revenue	$421,921	$160,874	$204,338	$112,662
Total operating expenses	(376,134)	(140,183)	(200,741)	(108,496)
Operating Income	$45,787	$20,691	$3,597	$4,166
Operating Ratio	89.1%	87.1%	98.2%	96.3%
Non-GAAP Presentation
Total revenue	$421,921	$160,874	$204,338	$112,662
Fuel surcharge	(58,855)	(18,881)	(23,504)	(17,932)
Revenue, excluding fuel surcharge	363,066	141,993	180,834	94,730

Total operating expenses	376,134	140,183	200,741	108,496
Adjusted for:
Fuel surcharge	(58,855)	(18,881)	(23,504)	(17,932)
Adjusted Operating Expenses	317,279	121,302	177,237	90,564
Adjusted Operating Income	$45,787	$20,691	$3,597	$4,166
Adjusted Operating Ratio	87.4%	85.4%	98.0%	95.6%

	Year-to-Date June 30, 2018
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(Dollars in thousands)
Total revenue	$851,177	$313,190	$405,162	$216,776
Total operating expenses	(770,581)	(277,297)	(392,123)	(208,774)
Operating Income	$80,596	$35,893	$13,039	$8,002
Operating Ratio	90.5%	88.5%	96.8%	96.3%

Non-GAAP Presentation
Total revenue	$851,177	$313,190	$405,162	$216,776
Fuel surcharge	(116,767)	(35,891)	(44,399)	(33,575)
Revenue, excluding fuel surcharge	734,410	277,299	360,763	183,201

Total operating expenses	770,581	277,297	392,123	208,774
Adjusted for:
Fuel surcharge	(116,767)	(35,891)	(44,399)	(33,575)
Adjusted Operating Expenses	653,814	241,406	347,724	175,199
Adjusted Operating Income	$80,596	$35,893	$13,039	$8,002
Adjusted Operating Ratio	89.0%	87.1%	96.4%	95.6%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

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